Exhibit 4.1

THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.

STOCK PURCHASE WARRANT

Dated: January 14, 2005

To Subscribe for and Purchase Common Stock of

FIRST AVENUE NETWORKS, INC.

VOID AFTER JUNE 28, 2009

THIS CERTIFIES that, for value received, Dr. Rajendra Singh, is entitled, subject to the terms of Section 1 hereof, to subscribe for and purchase from First Avenue Networks, Inc., a Delaware corporation (the “Company”), at the price of (i) $1.98 per share if exercised before June 28, 2005, (ii) $2.08 per share if exercised after June 28, 2005 but before June 28, 2006, (iii) $2.18 per share if exercised after June 28, 2006 but before June 28, 2007, (iv) $2.29 per share if exercised after June 28, 2007 but before June 28, 2008 and (v) $2.40 per share if exercised after June 28, 2008 (each a “Warrant Price”), up to 2,519,464 fully paid, nonassessable shares of Common Stock (as defined in Section 2(i) below) of the Company, subject, however, to the provisions and upon the terms and conditions hereinafter set forth, including, without limitation, the provisions of Section 3 hereof.

SECTION 1. Exercise of Warrant. The rights represented by this Warrant shall vest and become exercisable at any time or from time to time after the date hereof (the “Issue Date”), and on or prior to 5:00 p.m. New York City Time on June 28, 2009.

As provided above, this Warrant shall terminate after 5:00 p.m. New York City Time on June 28, 2009. In addition, this Warrant shall terminate and cease to be exercisable (to the extent not already exercised) if Dr. Rajendra Singh resigns as a director of the Company on or before June 28, 2005.

This Warrant may be exercised by the holder hereof, in whole or in part (but not as to a fractional share of Common Stock), by the completion of the subscription form attached hereto and by the surrender of this Warrant (properly endorsed) at the principal executive offices of the Company set forth in Section 7 hereof (or at such other agency or office of the Company in the United States as it may designate by notice in writing to the holder hereof at the address of the holder hereof appearing on the books of the Company), and by payment to the Company of the applicable Warrant Price, at the election of such holder, (i) in cash or by certified or official bank check, for each share being purchased, or (ii) by receiving from the Company the number of shares of Common Stock equal to the number of shares of Common Stock otherwise issuable upon such exercise less the number of shares of Common Stock having a fair market value on the date of exercise equal to the applicable Warrant Price applicable to the number of shares of Common Stock for which this Warrant is being exercised.

(a) In the event of any exercise of the rights represented by this Warrant, a certificate or certificates for the shares of Common Stock so purchased, registered in the name of the holder hereof, shall be delivered to the holder hereof within a reasonable time, not exceeding three business days, after the rights represented by this Warrant shall have been so exercised; and, unless this Warrant has expired or been exercised in full, a new Warrant representing the number of shares (except a remaining fractional share), if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof within such time. With respect to any such exercise, the holder hereof shall for all purposes be deemed to have become the holder of record of the number of shares of Common Stock evidenced by such certificate or certificates from the date on which this Warrant was surrendered and payment of the applicable Warrant Price was made irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date on which the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open. No fractional shares shall be issued upon exercise of this Warrant. If any fractional interest in a share of Common Stock would, except for the provisions of this Section 1, be delivered upon any such exercise, the Company, in lieu of delivering the fractional share thereof, shall pay to the holder hereof an amount in cash equal to the current fair market value of such fractional interest based on the fair market value of a share of Common Stock as determined pursuant to Section 1(b) hereof.

(b) For purposes hereof, the fair market value of a share of Common Stock on any date shall be equal to the average of the representative bid and asked prices quoted in the NASDAQ system as of 3:30 p.m., New York time, on such day, or, if on any day the Common Stock shall not be quoted in the NASDAQ system, the average of the closing prices of sales of shares of Common Stock on all national securities exchanges on which the Common Stock may at the time be listed or, if there shall have been no sales on any such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day the Common Stock shall not be so listed, the average of the high and low bid and asked prices on such day in the over-the-counter market as reported by National Quotation Bureau Incorporated, or any single successor organization. If at any time the Common Stock is not listed on any national securities exchange or quoted in the NASDAQ system or the over-the-counter market, the fair market value of the shares of Common Stock shall be the fair market value thereof determined in good faith by the Board of Directors of the Company.

SECTION 2. Adjustment of Warrant Price and Number of Shares.

(a) Dividends, Subdivision or Combination of Stock. In case the Company shall (i) increase the number of its outstanding shares of Common Stock, whether by stock dividend or subdivision or (ii) combine its outstanding shares of Common Stock into a smaller number of such shares, the applicable Warrant Price in effect immediately prior to such payment, distribution or subdivision shall be proportionately reduced, i.e., the holder shall be entitled to purchase after such payment, distribution or subdivision, for the same consideration as applicable prior to such payment, distribution or subdivision, the same percentage of outstanding Common Stock that such holder was entitled to purchase prior to such payment, distribution or subdivision, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the applicable Warrant Price in effect immediately prior to such combination shall be proportionately increased.

(b) Reorganization, Reclassification, Consolidation, Merger or Sale. If any capital reorganization or reclassification of the capital stock of the Company or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of the Company’s assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provisions shall be made whereby each holder of the Warrants shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock of the Company immediately theretofore receivable upon the exercise of such Warrant or Warrants, such shares of stock, securities or assets (including cash) as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of such stock immediately theretofore so receivable had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case this Warrant shall become immediately exercisable upon such event, notwithstanding any other provision contained herein, and appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the applicable Warrant Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such Warrants (including an immediate adjustment, by reason of such consolidation or merger, of the applicable Warrant Price to the value for the Common Stock reflected by the terms of such consolidation or merger if the value so reflected is less than the applicable Warrant Price in effect immediately prior to such consolidation or merger). In the event of a merger or consolidation of the Company as a result of which a greater or lesser number of shares of common stock of the surviving corporation are issuable to holders of Common Stock of the Company outstanding immediately prior to such merger or consolidation, the applicable Warrant Price in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock of the Company.

(c) Notice of Adjustment. Upon any adjustment of the applicable Warrant Price pursuant to this Section 2, then and in each case the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to each Warrantholder at the address of such holder as shown on the books of the Company, which notice shall state the applicable Warrant Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

(d) Stock to Be Reserved. The Company shall at all times reserve and keep available out of its authorized Common Stock or its treasury shares, solely for the purpose of issuance upon the exercise of this Warrant as herein provided, such number of shares of Common Stock as shall then be issuable upon the exercise of this Warrant. The Company covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Company covenants that it will from time to time take all such action as may be requisite to assure that, in the event that the Company designates a par value per share of Common Stock, the par value per share of the Common Stock shall be at all times equal to or less than the effective applicable Warrant Price. The Company shall take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock of the Company may be listed. Anything herein to the contrary notwithstanding, the Company shall not take any action which results in any adjustment of the applicable Warrant Price if the total number of shares of Common Stock issued and issuable after such action upon exercise of this Warrant would exceed the total number of shares of Common Stock then authorized by the Company’s Certificate of Incorporation, as amended. The Company has not granted and will not grant any right of first refusal with respect to shares issuable upon exercise of this Warrant, and there are no preemptive rights associated with such shares.

(e) Certain Issuances by Company Excepted. Except as expressly provided herein, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash, property, labor, or services, either upon direct sale, the exercise of rights or warrants to subscribe therefor, or the conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number, class or price of shares of Common Stock then subject to this Warrant.

(f) Issue Tax. The issuance of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the holder hereof for any issuance tax in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder hereof.

(g) Closing of Transfer Books. The Company will at no time close its transfer books against the transfer of the shares of Common Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

(h) Definition of Common Stock. As used herein the term “Common Stock” shall mean and include the Common Stock, $.001 par value, of the Company as authorized on the Issue Date, or shares of any class or classes resulting from any reclassification or reclassifications thereof and in case at any time there shall be more than one such resulting class, the shares of each class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

SECTION 3. Notices of Record Dates. In the event of:

(1) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other assets, property or distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any right to sell shares of stock of any class or any other right; or

(2) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or consolidation or merger of the Company with or into any other corporation or entity; or

(3) any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then and in each such event the Company shall give notice to the holder of this Warrant specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and stating the amount and character of such dividend, distribution or right, and (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock will be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be given at least 20 days and not more than 90 days prior to the date therein specified, and such notice shall state that the action in question or the record date is subject to (x) the effectiveness of a registration statement under the Securities Act of 1933, as amended, and applicable state securities laws, or (y) a favorable vote of stockholders, if either is required.

SECTION 4. No Stockholder Rights or Liabilities. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company. No provision hereof, in the absence of affirmative action by the holder hereof to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the applicable Warrant Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

SECTION 5. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may in its discretion reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the

Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

SECTION 6. Transferability of Warrant. This Warrant shall not be transferable by the holder of this Warrant otherwise than by will or under the laws of descent and distribution, and shall be exercisable, during his lifetime, only by him or his duly appointed legal representative in the event of any disability or incapacity of the holder of this Warrant.

SECTION 7. Notices. All notices, requests and other communications required or permitted to be given or delivered hereunder shall be in writing, and shall be delivered, or shall be sent by national overnight courier service or by certified or registered mail, postage prepaid and addressed, if to the holder, to such holder at the address shown on the records of the Company or at such other address as shall have been furnished to the Company by notice from such holder and, if to the Company, addressed to the Company at:

First Avenue Networks, Inc.

230 Court Square, Suite 202

Charlottesville, VA

Attn: Sandra Thomas Watson

Phone: (434) 220-4988

Fax: (434) 220-4978

with a copy to:

Ropes & Gray LLP

One International Place

Boston, MA 02110

Attn: Joel Freedman

Phone: (617) 951-7309

Fax: (617) 951-7050

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IN WITNESS WHEREOF, FIRST AVENUE NETWORKS, INC. has executed this Warrant on and as of the day and year first above written.

FIRST AVENUE NETWORKS, INC.

By:	/s/ Dean M. Johnson
Name:	Dean M. Johnson
Title:	President & CEO

[Corporate Seal]

Attest:

By:	/s/ Sandra Thomas Watson
Name:	Sandra Thomas Watson
Title:	CFO & Secretary

SUBSCRIPTION FORM TO BE EXECUTED

UPON EXERCISE OF THE WARRANT

Date:

To First Avenue Networks, Inc.:

The undersigned, pursuant to the provisions set forth in the Warrant, hereby agrees to subscribe for and purchase                      shares of Common Stock covered by such Warrant, and herewith tenders $                     in full payment of the purchase price for such shares.

Name of Holder:

By:
Name:
Address: